WIRELESS TELECOM GROUP INC.

                                          E. 64 Midland Avenue Paramus, NJ 07652
                                          Tel. (201) 261-8797 Fax (201) 261-8339

           WTT ANNOUNCES 30 DAY POST MERGER COMBINED OPERATING RESULTS

                                                                    NEWS RELEASE

Contact: Reed DuBow
         (201) 261-8797

FOR IMMEDIATE RELEASE

WEDNESDAY, AUGUST 30, 2000

         Paramus, New Jersey - Wireless Telecom Group, Inc. (AMEX Symbol: WTT) and Boonton Electronics Corporation announced today, in connection with the merger previously reported in the registrant's form 8-K dated July 19, 2000, its 30 day post merger combined operating results.

                                          Thirty days ended
                                           August 10, 2000
                                             (unaudited)
                                             -----------
         Net sales                           $1,231,733
         Gross profit                           646,253
         Operating costs                        384,962
         Non-recurring merger expenses          599,646
         Net (loss)                           ($139,765)
         Net (loss) per share                     ($.01)

         Boonton Electronics is a leader in the manufacture of test equipment dedicated to measuring power of RF and Microwave systems used in multiple telecommunication markets.

         Wireless Telecom Group, Inc. is a global provider of noise generation equipment in the telecommunications field.

         Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999 and Forms 10-Q for 2000.